AMENDMENT TO

EMPLOYMENT AGREEMENT AMONG

KMG AMERICA CORPORATION,

KANAWHA INSURANCE COMPANY

AND STANLEY D. JOHNSON

DATED DECEMBER 21, 2004

This Amendment, effective January 1, 2006 (the “Amendment”), to the Employment Agreement among KMG America Corporation, Kanawha Insurance Company and Stanley D. Johnson, dated December 21, 2004 (the “Employment Agreement”), is entered into by and among KMG America Corporation (the “Parent”), Kanawha Insurance Company (the “Company”) and Stanley D. Johnson (the “Executive”). Terms used in this Amendment that are not otherwise defined herein shall have the same meaning given to them in the Employment Agreement.

Recitals:

WHEREAS, the Parent, the Company and the Executive desire to extend the Term of the Employment Agreement by one year to December 31, 2008; and

WHEREAS, the Executive agrees that in consideration of the Parent and the Company extending the Term of the Employment Agreement by one year and providing the Executive with a flexible work schedule as described herein, the Executive’s Base Salary for each of 2006, 2007 and 2008 will be $300,000, a reduction from the current Base Salary of $426,084.

NOW, THEREFORE, in consideration of the foregoing and the terms and conditions contained herein, the parties hereto agree as follows:

1. Extension of Term. Section 2 of the Employment Agreement is replaced in its entirety with the following new Section 2:

“2. Term. The employment of the Executive by the Company as provided in Section 1 will commence on the date hereof and end on December 31, 2008, unless further extended or sooner terminated as hereinafter provided. The Company shall have the right, but not the obligation, to extend or renew the term of this Agreement by one year by providing the Executive with written notice of extension on or before June 30, 2008. For purposes of this Agreement, “Term” shall mean the actual duration of Executive’s employment hereunder, taking into account any extension of such employment or termination of employment pursuant to Section 6.”

2. Flexible Work Schedule. Section 3 of the Employment Agreement is replaced in its entirety with the following new Section 3:

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“3. Position and Duties. The Executive shall serve as the Chairman and Chief Executive Officer of the Company and shall have such responsibilities, duties and authority as he may have as of January 1, 2006 and as may from time to time be assigned to the Executive by the Chief Executive Officer of the Parent (the “Parent CEO”) that are consistent with such responsibilities, duties and authority. During the term of this Employment Agreement, the Executive shall be permitted to determine the time he devotes to the performance of his duties hereunder and, notwithstanding Section 4 of this Agreement, the location from which his duties will be performed (“Flexible Work Schedule”), provided such Flexible Work Schedule does not interfere with Executive’s performance of his duties hereunder. The Executive shall devote substantially all of his working time and efforts to the business and affairs of the Company; provided, that nothing in this Agreement shall preclude Executive from serving as a director or trustee in any other firm or from pursuing personal real estate investments and other personal investments, as long as such activities do not interfere with Executive’s performance of his duties hereunder or violate Section 8 or 9 of this Agreement.

3. Executive’s Base Salary. Section 5(a) of the Employment Agreement is replaced in its entirety with the following new Section 5(a):

“(a) Base Salary. The Company shall pay the Executive a base salary annually (the “Base Salary”), which shall be payable in periodic installments according to the Company’s normal payroll practices. The Executive’s Base Salary during the Term of this Agreement shall be $300,000. The Base Salary shall not be decreased during the Term.

4. Employment Agreement. All terms and conditions in the Employment Agreement that do not conflict with this Amendment shall remain in effect and are enforceable among the parties hereto.

5. Governing Law. The validity, interpretation, construction and performance of this Amendment shall be governed by the laws of the Commonwealth of Virginia, without regard to its conflicts of law principles.

6. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

7. Entire Agreement. This Amendment sets forth the entire agreement of the parties hereto in respect of the subject matter contained herein and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto, and any prior agreement of the parties hereto in respect of the subject matter contained herein.

IN WITNESS WHEREOF, the parties have executed this Amendment on the date and year below each of their names.

KMG AMERICA CORPORATION

Attest:

By:_____________________________	By:____________________________
Name:
Title:
Date:

KANAWHA INSURANCE COMPANY

Attest:

By:_____________________________	By:____________________________
Name:
Title:
Date:

STANLEY D. JOHNSON

Attest:

By:______________________________	_______________________________
Date:

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